UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

INTERLINE BRANDS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction

of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

ABL Facility Amendment

On April 8, 2014, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”), Wilmar Financial, Inc. JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, and Interline Brands, Inc., a Delaware corporation (“Interline”), Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, amended the asset-based senior secured revolving credit facility, dated as of September 7, 2012 (as amended, the “ABL Facility”), by entering into the Second Amendment to Credit Agreement, with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “ABL Facility Amendment”). The ABL Facility Amendment amended certain pricing terms applicable to the ABL Facility and extended the maturity date of the ABL Facility to April 8, 2019.

As of the end of the quarter following the closing of the ABL Facility Amendment, the interest rates applicable to obligations under the ABL Facility will be determined as of the end of each fiscal quarter in accordance with applicable rates set forth in the grid below, which interest rates are generally 0.25% lower than the rates in effect prior to the ABL Facility Amendment:

Availability	Revolver ABR Spread	Revolver Eurodollar Spread
Category 1
Greater than $150.0 million	0.25%	1.25%
Category 2
Greater than $75.0 million but less than or equal to $150.0 million	0.50%	1.50%
Category 3
Less than or equal to $75.0 million	0.75%	1.75%

From the date of the ABL Facility Amendment through the end of Interline New Jersey’s current fiscal quarter, the applicable rates for Category 2 will apply. The applicable rate for Category 1 will not be available until after the fiscal quarter ending on or about March 31, 2015. The applicable rates for Category 3 and, after March 31, 2015, Category 2, described above will be subject to a 0.25% step-down from the spread described above if the fixed charge coverage ratio for the period of four consecutive fiscal quarters ending on the last day of the fiscal quarter most recently ended is greater than 1.75:1.00.

The ABL Facility Amendment also revised the terms of the commitment fee payable by Interline New Jersey in respect of unutilized commitments, which will be equal to 0.375% per annum for the ABL Facility if utilization is less than 25% of the aggregate commitments and 0.25% per annum if the utilization of the ABL Facility exceeds 25% of the aggregate commitments.

Amendment to Pledge and Security Agreement

In connection with entering into the ABL Facility Amendment, Interline New Jersey and certain of its subsidiaries entered into a First Amendment to Amended and Restated Pledge and Security Agreement, dated as of April 8, 2014, with Bank of America, N.A., as administrative agent (the “Pledge and Security Agreement Amendment”) in respect of the ABL Facility.

The above description is only a summary of the terms of the ABL Facility Amendment and the Pledge and Security Agreement Amendment, and is qualified in is entirety by the actual terms of those agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

10.1	Second Amendment to Credit Agreement, dated as of April 8, 2014, among Interline Brands, Inc., a New Jersey corporation, Wilmar Financial, Inc., JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, Interline Brands, Inc., a Delaware corporation, Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.2	First Amendment to Amended and Restated Pledge and Security Agreement, dated as of April 8, 2014, among Interline Brands, Inc., a New Jersey corporation, certain of its subsidiaries party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

By:	/s/ Michael Agliata
	Name:	Michael Agliata
	Title:	Vice President, General Counsel & Secretary

Date: April 11, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Second Amendment to Credit Agreement, dated as of April 8, 2014, among Interline Brands, Inc., a New Jersey corporation, Wilmar Financial, Inc., JanPak, LLC, JanPak of South Carolina, LLC, IBI Merchandising Services, Inc., each as a borrower, Interline Brands, Inc., a Delaware corporation, Glenwood Acquisition LLC and Zip Technology, LLC, as additional loan parties, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.2	First Amendment to Amended and Restated Pledge and Security Agreement, dated as of April 8, 2014, among Interline Brands, Inc., a New Jersey corporation, certain of its subsidiaries party thereto, and Bank of America, N.A., as administrative agent.